Exhibit 11

C/M 12034.0001 489335.1

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                      M O R R I S O N,  B R O W N,  A R G I Z  &  C O M P A N Y
                      ---------------------------------------------------------

                          C E R T I F I E D  P U B L I C  A C C O U N T A N T S







                          INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Registration Statement of Amerindo Funds Inc. on Form N-lA of our report dated April 30, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/Morrison, Brown, Argiz & Company

Certified Public Accountants
Miami, Florida
April 30, 1997



















   Post Office Box 560068 . 9795 South Dixie Highway . Miami, Florida 33156 . Telephone (305) 667-3500 . FAX (305) 661-9542 SunBank Center . 200 South Orange
 Avenue . Suite 1400 . Orlando, Florida 32801 . Telephone (407) 649-2100 . FAX
     (407) 649-4202 . 1675 Broadway o Suite 1800 o Denver, Colorado 80202 . Telephone (303) 615-9500 . (FAX (303) 615-9572 Members: American Institute of
    Certified Public Accountants . SEC Practice Section . Private Companies Practice Section Florida Institute of Certified Public Accountants . Accounting
                             Firms Associated, inc.

C/M 12034.0001 489339.1